UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 1, 2010

ATS Medical, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	0-18602	41-1595629
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3905 Annapolis Lane North, Minneapolis, Minnesota		55447
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	763-553-7736

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

On March 1, 2010, ATS Medical, Inc. ("ATS" or the "Company") issued a press release to report final financial results for its fourth quarter and full year 2009 fiscal periods ended December 31, 2009. The full text of the press release is furnished as Exhibit 99.1 hereto and is incorporated by reference. The information under Item 2.02 in this current report, including the exhibit thereto, is not deemed "filed" for purposes of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

On March 1, 2010, the Company also announced that it has received a commitment letter for term debt financing of approximately $30 million from one of its directors, Mr. Theodore C. Skokos, and The Ted and Shannon Skokos Foundation. This financing will be used to call and retire the Company’s convertible debt and senior bank debt instruments totaling approximately $26 million as well as to provide general corporate working capital. The Company expects to close the financing during the second quarter of 2010. When the convertible debt is retired the Company expects to recognize a non-cash debt restructuring charge of approximately $4.5 to $5.0 million related to the unamortized discount on the convertible debt.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following Exhibit is furnished as part of this Form 8-K:

99.1 Press Release of ATS Medical, Inc. dated March 1, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATS Medical, Inc.

March 1, 2010	By:	Michael R. Kramer

Name: Michael R. Kramer
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of ATS Medical, Inc. dated March 1, 2010.